UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 30, 2013

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-35779 (Commission File Number)	75-2771546 (I.R.S. Employer Identification No.)

100 Congress Avenue Suite 450 Austin, TX (Address of Principal Executive Offices)	78701 (Zip Code)

Registrant’s telephone number, including area code:   (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01.          COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On August 30, 2013, USA Compression Partners, LP (the “Partnership”) completed the previously announced acquisition from S&R Compression, LLC (“S&R”) of certain assets and liabilities related to the business of providing compression services to third parties engaged in the exploration, production, gathering, processing, transportation or distribution of oil and gas (the “S&R Acquisition”) in exchange for 7,425,261 common units representing limited partner interests in the Partnership (the “Common Units”). The S&R Acquisition was consummated pursuant to the Contribution Agreement dated August 12, 2013 (the “Contribution Agreement”) with S&R and Argonaut Private Equity, L.L.C. (“Argonaut”). In connection with the S&R Acquisition, a subsidiary of the Partnership has entered into a Transition Services Agreement with S&R and its affiliates, pursuant to which each party will provide certain transition services to the others on an as needed basis generally until November 30, 2013.

The Common Units issued in connection with the S&R Acquisition (the “New Common Units”) were issued in a private placement in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) thereof, and, except as otherwise required by the Registration Rights Agreement (as defined below), will not be registered under the Securities Act, or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

The New Common Units were issued to certain accredited investors who are members or beneficial owners of S&R or its controlling member, Argonaut (the “Holders”).  As a condition to their receipt of New Common Units, the Holders entered into a Distribution Reinvestment Plan and Lock-Up Agreement (the “DRIP Agreement”), pursuant to which the Holders agreed, subject to certain exceptions specified in the DRIP Agreement, to reinvest all distributions in respect of the New Common Units for all periods through and including the quarterly period ending June 30, 2014 in the Partnership’s distribution reinvestment plan.  The obligation of the Holders to reinvest these distributions is conditioned on USA Compression Holdings, LLC and its affiliates making a similar election with respect to all common units and subordinated units owned by them.  The DRIP Agreement also prohibits the Holders from selling or otherwise disposing of the New Common Units during the 180-day period following the closing date of the S&R Acquisition.

In addition, the Partnership has entered into a Registration Rights Agreement with S&R, Argonaut and each Holder (the “Registration Rights Agreement”), pursuant to which the Partnership has agreed to file, on the earlier of (a) 30 days following the first date on which the Partnership becomes eligible to use Securities and Exchange Commission Form S-3 or (b) August 30, 2014, a registration statement under the Securities Act to permit the public resale of the New Common Units and providing certain piggyback registration rights in favor of the Holders.  The obligations of the Partnership under the Registration Rights Agreement are subject to customary exceptions.

The foregoing description of the Contribution Agreement, the DRIP Agreement and the Registration Rights Agreement is qualified in its entirety by reference to the complete text of such agreement. The Contribution Agreement, and the DRIP Agreement attached as a form thereto, was attached as Exhibit 2.1 to the Quarterly Report on Form 10-Q of the Partnership filed on August 14, 2013 and is hereby incorporated by reference into this Item 2.01. The Registration Rights Agreement is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 2.01.

ITEM 3.02.          UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 3.02.

ITEM 7.01.          REGULATION FD DISCLOSURE.

On August 30, 2013, the Partnership announced that it had completed the S&R Acquisition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Current Report, including Exhibit 99.1, is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Financial statements relating to the S&R Acquisition required by Regulation S-X have not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relating to the S&R Acquisition required by Regulation S-X has not been included herein but will be filed by an amendment to this Current Report not later than 71 days after the date that this Current Report is required to be filed.

(d) Exhibits.

Exhibit No.	Document

4.1	Registration Rights Agreement dated August 30, 2013

99.1	Press Release of USA Compression Partners, LP dated August 30, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By:	USA Compression GP, LLC,
its General Partner

	By:	/s/ J. Gregory Holloway
J. Gregory Holloway
Vice President, General Counsel and Secretary

Dated: September 5, 2013

EXHIBIT INDEX

Exhibit No.	Document

4.1	Registration Rights Agreement dated August 30, 2013

99.1	Press Release of USA Compression Partners, LP dated August 30, 2013